Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Signs Agreement with Enel Green Power (EGP)

Monroe Township, N.J., August 15, 2018 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT) a leader in innovative ocean energy solutions, today announced that the Company signed an agreement with Enel Green Power S.p.A. (EGP), a subsidiary of Enel Group which is a multinational energy company and one of the world’s leading integrated electricity and gas operators. Under the terms of the contract, OPT will evaluate a PB3 PowerBuoy™ deployment along the coast of Chile through a detailed feasibility study of the PowerBuoy™ as an offshore autonomous platform hosting oceanographic sensor systems.

“This collaboration with Enel Green Power is a significant opportunity for OPT to play a critical role in the Chilean marine energy market”, stated George H. Kirby, OPT’s President and Chief Executive Officer. “EGP is a world leader in delivering renewable energy, and this opportunity potentially allows for the PB3 PowerBuoy™ to be Chile’s first autonomous wave power installation, where new jobs and other economic benefits could eventually be brought to local economies. We also hope to leverage this work to further expand our presence in Chile and throughout South America in areas such as monitoring, surveillance, subsea charging and connectivity for the offshore oil & gas, science & research and telecommunications markets.”

OPT’s feasibility study will assess best transport, deployment and servicing methods using local companies and suppliers, as well as necessary sensors and payloads to be mounted on the PB3 PowerBuoy™.

About Ocean Power Technologies

Ocean Power Technologies is transforming offshore energy through innovative, cost-effective, and durable ocean energy solutions. The PB3 PowerBuoy™ uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as: oil and gas, defense and security, science and research, and communications. OPT is headquartered in Monroe Township, New Jersey. To learn more, visit www.oceanpowertechnologies.com.

About ENEL Green Power (EGP)

Enel Green Power, the Renewable Energies division of Enel Group, is dedicated to the development and operation of renewables across the world, with a presence in Europe, the Americas, Asia, Africa and Oceania. Enel Green Power is a global leader in the green energy sector with a managed capacity of around 42 GW across a generation mix that includes wind, solar, geothermal and hydropower, and is at the forefront of integrating innovative technologies into renewables power plants. For more information: https://www.enelgreenpower.com/

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Jackie Marcus or Steve Calk

Email: OPTT@alpha-ir.com

Phone: 312-445-2870

Ocean Power Technologies, Inc.